Exhibit 10.2

March 3, 2020

THL Credit, Inc.

100 Federal St., 31st Floor

Boston, MA 02110

Re:	Commitment to Invest in THL Credit, Inc. (the “Company”)

This commitment letter agreement (this “Commitment Letter”), dated as of March 3, 2020 is entered into by and among the Company, a Delaware corporation, and First Eagle Investment Management, LLC, a Delaware limited liability company (“FEIM”), THLP Debt Partners, L.P., a Delaware limited partnership, (“THLDP”) and certain other investors listed on the signature pages hereto (together with FEIM and THLDP, the “Investors”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties, intending to be legally bound, hereby irrevocably and unconditionally represents, warrants, covenants and agrees as follows:

1.    Investment in the BDC.

(a)    Each Investor hereby commits to take all actions required to subscribe for and acquire its Allocable Share (as defined below) of an aggregate of approximately $30,000,000.00 of the Company’s common stock (“BDC Shares”) (such aggregate amount, the “BDC Investment Amount”), as may be adjusted to avoid the issuance of fractional shares, in a publicly registered, primary issuance of BDC Shares to the Investors on or before April 21, 2020, but in any event prior to the record date for the next scheduled special meeting of the stockholders of the Company following the date hereof (the “Investment Deadline”). The BDC Shares acquired by the Investors shall be purchased at the net asset value per share as determined by the Company’s board of directors, in accordance with the Company’s applicable policies and procedures, as of a time within forty-eight hours prior to the sale (excluding Sundays and holidays). Each Investor severally but not jointly hereby commits to subscribe for and acquire shares on or before the Investment Deadline in the amount set forth beside their name on Schedule A (such amount, the “Allocable Share”).

(b)    The Company hereby commits to take all reasonable actions required to issue BDC Shares equal to the BDC Investment Amount on or before the Investment Deadline. Additionally, the Company has accepted the proposal of its investment adviser to irrevocably waive the entirety of its base management fee and incentive fee for the period from July 1, 2020 through December 31, 2020 if the Company’s stockholders approve a new investment management agreement prior to the expiration of the current interim investment management agreement, and the Company hereby agrees to provide each Investor with a copy of the fee waiver letter from the Company’s investment adviser documenting this proposal.

2.    Due Authorization. Each party represents that it has all right and authority to execute and deliver this Commitment Letter, and upon execution and delivery, this Commitment Letter shall constitute a valid and binding agreement on each of the undersigned parties, enforceable against each party in accordance with its terms.

3.    Severability of Provisions. If any term or other provision of this Commitment Letter is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Commitment Letter shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Commitment Letter is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Commitment Letter so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Commitment Letter are fulfilled to the greatest extent possible.

4.    Assignability; Binding Effect. No party hereto may assign either this Commitment Letter or any of his or its rights, interest, or obligations hereunder, in whole or in part, without the prior written consent of the other parties hereto. This Commitment Letter shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

5.    Amendments. This Commitment Letter may not be amended or modified, nor may compliance with any covenant set forth herein be waived, except by a writing duly and validly executed by the Company and each of the Investors.

6.    Governing Law. This Commitment Letter (and any claim or controversy arising out of or relating to this Commitment Letter) shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.    Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Courts in any Proceeding arising out of or relating to this Commitment Letter or enforcement of any judgment relating thereto, and each party hereto hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Delaware Courts; (b) agrees that any claim in respect of any such Proceeding may be heard and determined in any such Delaware Court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such Delaware Court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Delaware Court. Each party hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.    Waiver of Jury Trial. EACH PARTY TO THIS COMMITMENT LETTER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER. EACH PARTY TO THIS COMMITMENT LETTER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS COMMITMENT LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9.    Termination. This Commitment Letter may not be terminated except by a writing duly and validly executed by the Company, FEIM and THLDP; provided, that each Investor’s obligation to fund its

Allocable Share of the BDC Investment Amount pursuant to Section 1(a) shall terminate automatically on the date on which such amount has been fully funded by, or at the direction of, such Investor after the date of this Commitment Letter pursuant to the terms hereof.

10.    Entire Agreement. This Commitment Letter, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

11.    Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Commitment Letter may be (a) executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, and (b) executed by electronic PDF file or by electronic signature.

12.    No Third Party Beneficiaries. This Commitment Letter shall not confer any rights or remedies upon any Person other than the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Commitment Letter has been signed by or on behalf of each of the parties hereto as of the date first written above.

THL CREDIT, INC.

By:	/s/ Christopher J. Flynn
Name: Christopher J. Flynn Title: Chief Executive Officer

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:	/s/ David P. O’Connor
Name: David P. O’Connor Title: General Counsel

THLP DEBT PARTNERS, L.P. By: THLP Debt Advisors, LLC Its: General Partner

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty Title: Authorized Person

/s/ Christopher J. Flynn
Name: Christopher J Flynn 2010 Family Trust By: Christopher J. Flynn

/s/ Sabrina Rusnak-Carlson
Name: Sabrina Rusnak-Carlson

/s/ Jeff Kovanda
Name: Jeff Kovanda

/s/ James Fellows
Name: James Fellows

/s/ Brian Murphy
Name: Brian Murphy

/s/ Robert Hickey
Name: Robert Hickey

/s/ Terrence Olson
Name: Terrence Olson

/s/ Michael Herzig
Name: Michael Herzig

/s/ Brian Good
Name: Brian Good

/s/ Steven Krull
Name: Steven Krull

/s/ Christian Champ
Name: Christian Champ

/s/ Sam Tillinghast
Name: Sam Tillinghast

/s/ Howard Wu
Name: Howard Wu

/s/ Monty Cook
Name: Monty Cook

Schedule A

Investor	Allocable Share

FIRST EAGLE INVESTMENT MANAGEMENT, LLC	$20,000,000

THLP DEBT PARTNERS, L.P.

CHRISTOPHER J FLYNN 2019 FAMILY TRUST

SABRINA RUSNAK-CARLSON

JEFF KOVANDA

JAMES FELLOWS

BRIAN MURPHY

ROBERT HICKEY

TERRENCE OLSON

MICHAEL HERZIG

BRIAN GOOD

STEVEN KRULL

CHRISTIAN CHAMP

SAM TILLINGHAST

HOWARD WU

MONTY COOK

With respect to each Investor other than FEIM, $10,000,000 multiplied by such Investor’s “Indemnity Pro Rata Share,” as such term is defined in that certain Agreement and Plan of Merger, dated as of December 8, 2019, by and among First Eagle Investment Management, LLC, First Eagle Alternative Credit, LLC, THL Credit Advisors LLC, THLP Debt Partners, L.P., and the Sellers named therein, as amended on January 31, 2020